Exhibit 99.2
Midwest Banc Holdings, Inc.
Supplemental Data
     The following table reports delinquencies of 30 to 89 days including and excluding the Large Problem Credit for the periods presented:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Delinquencies of 30 to 89 days

Large Problem Credit	$—	$—	$—	$—	$23,237
From remainder of portfolio	9,818	12,467	9,390	6,422	14,504

Total delinquencies of 30 to 89 days	$9,818	$12,467	$9,390	$6,422	$37,741

     The following table reports internally classified loans including and excluding the Large Problem Credit for the periods presented:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Internally classified loans

Large Problem Credit	$28,886	$28,909	$26,845	$25,825	$20,528
From remainder of portfolio	29,400	30,370	25,085	28,095	32,967

Total internally classified loans	$58,286	$59,279	$51,930	$53,920	$53,495